Exhibit 10.10

[Translation for information purposes only]

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT PURSUANT TO ITEM 601(B)(10) OF REGULATION S-K UNDER THE SECURITIES ACT OF 1933, AS AMENDED, BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. INFORMATION THAT WAS OMITTED HAS BEEN NOTED IN THIS DOCUMENT WITH A PLACEHOLDER IDENTIFIED BY THE MARK “[***]”.

Execution Version

[TO BE RATIFIED BEFORE A MEXICAN NOTARY PUBLIC AND

REGISTERED IN THE RUG AND RAM].

NON-POSSESORY PLEDGE AGREEMENT dated as of November 14, 2024 (as the same may be amended, in whole or in part, supplemented or otherwise restated from time to time, the “Agreement”), by and between

(a)  Aerovías de México, S.A. de C.V. (“Aerovías”), and Aerolitoral, S.A. de C.V. (“Aerolitoral”), as pledgors (each, in such capacity, a “Pledgor” and, collectively, the “Pledgors”); and,

(b)  UMB Bank, National Association, in its capacity as Collateral Agent (as defined below), on behalf of and for the benefit of the Secured Parties (as defined below), as pledgee (in such capacity, together with its successors and assigns, the “Pledgee” and jointly with the Pledgors the “Parties”), subject to the following Recitals, Representations and Clauses

Recitals

I.   Defined Terms. The terms with initial capital letters used in this Agreement and not expressly defined herein shall have the meaning attributed to them in Clause First of this Agreement or, alternatively, the meaning established for such term or its respective translation in the Indenture (as such term is defined below), as the case may be.

II.  Note Issuance Documents. On November 14, 2024, Grupo Aeroméxico, S.A.B. de C.V. (“GAM”), together with the Guarantors and the Secured Parties (as such term is defined below), represented herein by the Pledgee, entered into the Note Issuance Documents (as defined below), pursuant to which GAM issued senior secured notes in two series, due 2029 (the “2029 Notes”) and due 2031 (the “2031 Notes”, the 2031 Notes, together with the 2029 Notes, the “Notes”), in the aggregate principal amount of US$1,110’000,000 (one billion one hundred ten million Dollars 00/100, legal currency in the United States of America) (the “Note Issuance”), consisting of an aggregate principal amount of US$500,000,000,000 (five hundred million Dollars, legal currency in the United States of America) of the 2029 Notes and in aggregate principal amount of US$610,000,000 (six hundred ten million Dollars, legal currency in the United States of America) of the 2031 Notes.

III.  Indenture. On the same date, GAM subscribed the Indenture (as such term is defined below) by means of which the issuance of the Notes was agreed.

IV.  Collateral Agent. Pursuant to the Indenture, UMB Bank, National Association, serves as Collateral Agent for the benefit of the Secured Parties referred to in the Indenture (in such capacity, together with their successors and assignees in such capacity, the “Collateral Agent”).

VI.  The Pledgors enter into this Agreement in order to grant to the Pledgee, for the benefit of the Secured Parties (as such term is defined below), a Collateral over the Pledged Aircrafts to secure the due and timely payment, performance and fulfilment of any and all of the Secured Obligations under the Notes.

Representations

I.   The Pledgors hereby jointly and severally state, through their respective attorneys-in-fact and under oath, that as of this date:

(a)

each Pledgor is a variable capital corporation (sociedad anónima de capital variable) duly organized and validly existing under the laws of Mexico, as evidenced, respectively, by the public deeds listed opposite their names in Exhibit “A” to this Agreement;

(b)

each Pledgor has full legal capacity and sufficient authorities, as well as the necessary authorizations (corporate, statutory and of any other nature), to validly enter into, fulfill and carry out this Agreement and the obligations arising hereunder;

(c)

there are no proceedings initiated by the Pledgors or existing proceedings against the Pledgors and, to the best of its knowledge, there are no proceedings initiated by third parties against the Pledgors seeking a reorganization, receivership, bankruptcy, dissolution or liquidation of the Pledgors or that have or may have a material adverse effect on their financial or legal condition (except for those facts disclosed in the Offering Memorandum and the Note Purchase Agreement);

(d)

the Pledgors are the sole and lawful owners and beneficiaries, and have rightful title to, the Pledged Aircrafts, as applicable, and each Pledgor is in good standing in compliance with any and all of its legal obligations and requirements arising out of or relating to its respective Pledged Aircrafts;

(e)

the Pledged Aircrafts (i) are free and clear of any Liens (except for permitted Liens under the Indenture), conditions, limitations or restrictions on title or any other options or preemptive rights of any nature, including, without limitation, rights of first refusal or rights of both and other rights of third parties; and (ii) are current in the payment of all taxes, charges, levies, assessments, contributions, governmental duties and other tax liabilities in connection therewith, including, without limitation, any fines, penalties, interest and/or fees, imposed or assessed on, or which may affect, the Pledged Aircrafts or any part thereof;

(f)

none of the Pledged Aircrafts is subject to any covenant, agreement, contract or other document pursuant to which (a) any third party (x) is granted any option or right of any nature whatsoever to use, enjoy, own, acquire or otherwise lease the Pledged Aircrafts or any part thereof and/or (y) any option or right to manage or otherwise control or operate the Pledged Aircrafts or any part thereof; or (b) any Lien, assignment, transfer, conveyance, use or operation of the Pledged Aircrafts or any part thereof, or the rights derived therefrom or related thereto, is in any way restricted or prohibited, except for the restrictions provided in this Indenture and the other Documents of the Note Issuance or the execution of this Pledged Collateral;

(g)

neither the bylaws of the Pledgors, nor the agreements to which any Pledgor is a party as of the date hereof, include any provision that would restrict the Pledgee’s capacity and/or rights to execute and/or dispose of the Pledged Aircrafts as provided in this Agreement;

(h)

the Pledged Aircrafts are insured, if legally required or if necessary as set forth in the Note Issuance Documents, and are in compliance with all requirements set forth in the Note Issuance Documents, and the Pledgors have timely and fully paid all insurance premiums and other payments due and payable in connection with such insurance policies, and such insurance policies are in full force and effect as of the date hereof;

(i)

each of the Pledgors are duly licensed and certified as an air carrier under applicable law and is, and will continue to be during the term of this Agreement, in compliance with all applicable laws and regulations and the requirements of the Aeronautical Authorities, and is current in the payment of all duties, fees and charges for navigation, landing or other airport services imposed by or payable to an airport authority or Aeronautical Authority;

(j)	the Pledged Aircrafts and their use and operation are, and shall continue to be during the term of this Agreement, in compliance with all applicable Legal Requirements;

(k)

all authorizations, licenses, permits and certificates required under the applicable Legal Requirements have been duly and validly obtained and paid for in full by the Pledgors in accordance with the applicable Legal Requirements, except to the extent not reasonably expected to cause a Material Adverse Effect, and are and shall continue in full force and effect during the term of this Agreement;

(l)

no Pledgor requires any authorization or approval or the delivery of any notice (except for those authorizations and approvals which have been duly and validly obtained prior to the execution of this Agreement and are in full force and effect, the SICT Authorizations, and for those notices which have been duly delivered prior to the execution of this Agreement or except for those governmental or contractual authorizations and approvals) for (i) the execution, performance and enforcement of this Agreement in accordance with its terms, or (ii) to grant, perfect and maintain a first priority pledge on the Pledged Aircrafts, or to perform or satisfy its obligations under this Agreement, which obligations are legal, valid and enforceable against each Pledgor in accordance with their respective terms;

(m)

as of this date there is no and, to the best knowledge and belief of each Pledgor after due investigation, there is no threat that there will be commenced (except for those facts disclosed in the Offering Memorandum and the Note Purchase Agreement), any action, suit, claim, requirement, or proceeding before any court, Governmental Authority, arbitrator, arbitration panel or jurisdictional body against any Pledgor, which affects or may affect (i) the Pledged Aircrafts or any part thereof; (ii) the legality, validity or enforceability of this Agreement (including the performance thereof), the Collateral created hereunder and/or any of the obligations of any of the Pledgors arising out of or relating to this Agreement; and/or (iii) the rightful and valid ownership, rights and title of the Pledgors with respect to their corresponding Pledged Aircrafts, and/or the right of the Pledgee to enforce the Pledged Collateral;

(n)

the execution and performance of this Agreement is within the corporate purpose of each Pledgor and does not contravene or constitute a breach of (i) any provision of the Pledgors’ bylaws, articles of incorporation, operating agreement, shareholders’ agreement or any other charter or partnership document; (ii) any contract, covenant, agreement, license, resolution or order to which any of the Pledgors is a party or to which any of the Pledgors or their respective assets (other than the Pledged Aircrafts) are subject, or (iii) any law, regulation, circular, order or decree of any Governmental Authority;

(o)

the individuals executing this Agreement on behalf of and in representation of each Pledgor have all the necessary powers and authorities, as well as authorizations (corporate, statutory and otherwise) to validly execute this Agreement on behalf of and in representation of each Pledgor and to validly bind each such Pledgor in accordance with the terms hereof, as evidenced by the public deeds listed in Exhibit “A” to this Agreement, and such powers, authorities and authorizations are in full force and effect as of this date and have not been revoked, amended or otherwise limited in any manner whatsoever;

(p)

it is the intention and will of each Pledgor to enter into this Agreement and grant a first-priority, unconditional and irrevocable non-possessory pledge of the Pledged Aircrafts in favor of Pledgee, for the benefit of the Secured Parties, to irrevocably secure the due and timely payment, performance and satisfaction of any and all of the Secured Obligations under the Notes;

(q)

each Pledgor has received or will receive direct or indirect benefits from the consummation of the Note Issuance by entering into and delivering this Agreement and any other Note Issuance Document to which it is a party;

(r)

by entering into this Agreement, each Pledgor acknowledges the legal capacity and authority of the Pledgee to act as Collateral Agent for the benefit of the Secured Parties in accordance with the terms of the Note Issuance Documents;

(s)

each Pledgor acknowledges and agrees that (i) the truth and accuracy of its representations included in this Agreement, and (ii) the validity and enforceability of this Agreement and the first-priority pledge of the Pledged Aircrafts created pursuant hereto, are a determining factor in the willingness of the Secured Parties to purchase the Notes and of the Pledgor and the Secured Parties to enter into the Note Issuance Documents;

(t)	there has been no mistake, fraud, fraudulent misrepresentation, bad faith or coercion in the execution of this Agreement; and,

(u)

this Agreement and the Pledge Collateral granted hereunder constitute, in favor of the Pledgee, for the benefit of the Secured Parties, a legal, effective, valid and enforceable pledge over the Pledged Aircrafts (the granting of which has been validly authorized through the SICT Authorizations).

II.	The Pledgee hereby state, through its attorney-in-fact, that:

(a)	is a National Association organized and validly existing under the laws of the United States of America; and,

(b)

the individual executing this Agreement on its behalf has all necessary powers and authorities to validly execute this Agreement on its behalf and to validly bind it under the terms hereof, and such powers, authorities and corporate authorities have not been revoked, amended or limited in any manner whatsoever.

NOW THEREFORE, as per the above Recitals and Representations, the Parties grant the following:

Clauses

First. Certain Defined Terms

(a)  As used in this Agreement and its Exhibits, the following capitalized terms shall have the following meanings, unless the context otherwise requires:

“Pledgee” has the meaning ascribed to it in the foreword to this Agreement.

“Indenture” means the indenture, a copy of which is attached hereto as Exhibit “B”, entered into on November 14, 2024 by, among others, (i) GAM, as issuer; (ii) the Guarantors, as guarantors; (iii) The Bank of New York Mellon, as trustee, registrar, transfer agent and principal paying agent; and (iv) UMB Bank, National Association, as Collateral Agent as amended, in whole or in part, supplemented or otherwise restated from time to time.

“Aerolitoral” has the meaning ascribed to it in the foreword to this Agreement.

“Pledged Aircrafts” means the joint reference to the Existing Pledged Aircrafts and the Future Pledged Aircrafts.

“Existing Pledged Aircrafts” means the joint reference to the aircraft described in Exhibit “C” to this Agreement, with all things in fact and in law appurtenant thereto, including, without limitation, the airframe, engines, any propellers, appliances, accessories, parachutes, instruments, navigational and/or communication devices, modules, furnishings, components, parts or any other equipment of any kind or nature whatsoever used or installed or incorporated and/or hereafter used or installed or incorporated in the aircraft and/or their engines, including all manuals and records with respect to the foregoing, as well as any and all indemnities payable by any third party or any Governmental Authority in the event of expropriation or revocation of such aircraft, whether by acts of third parties or by acts of government and insurance proceeds.

“Future Pledged Aircrafts” means any and all aircraft acquired by any of the Pledgors after the date hereof, which are not encumbered under any Permitted Liens (or which cease to be so encumbered), in each case, with all things in fact and in law appurtenant thereto, including, without limitation, the airframe, engines, any propellers, appliances, accessories, parachutes, instruments, navigation and/or communication devices, modules, furniture, components, parts or any other equipment of any kind or nature whatsoever used or installed or incorporated and/or hereafter used or installed or incorporated in the aircraft and/or their engines, including all manuals and records with respect to the foregoing, as well as any and all indemnities payable by any third party or any Governmental Authority in the event of expropriation or revocation of such aircraft, whether by acts of third parties or by acts of government and insurance proceeds; provided, however, that the creation of the Pledged Collateral on any and all Future Pledged Aircrafts shall be subject to the condition precedent that the appropriate SICT Authorization be obtained in each case.

“Aerovías” has the meaning ascribed to it in the foreword to this Agreement.

“Aerovías de Cargo” means Aerovías Empresa de Cargo, S.A. de C.V.

“AFAC” means the Mexican Federal Agency of Civil Aviation (Agencia Federal de Aviación Civil) ascribed to the Ministry of Infrastructure, Communications and Transportation (Secretaría de Infraestructura, Comunicaciones y Transportes), and any agency, entity or body that replaces it.

“Collateral Agent” has the meaning ascribed to it in Recital IV of this Agreement.

“Aeronautical Authority” means the AFAC, the FAA and any Governmental Authority from time to time exercising civil aviation control or oversight functions.

“Governmental Authority” means with respect to any Person, any applicable nation or government, any state or other political subdivision thereof, any applicable central bank (or similar monetary or regulatory authority) and any entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of, or relating to, the government (whether such authority is recognized as a de jure government or is a de facto government) with respect to such Person, including, as the case may be, any supranational body such as the European Union or the European Central Bank.

“SICT Authorizations” means the joint reference to the prior authorizations of the Ministry of Infrastructure, Communications and Transportation, through the AFAC, required for the constitution of the Pledged Collateral on each Pledged Aircrafts, pursuant to the provisions of Item V of Article 15 of the Civil Aviation Law (Ley de Aviación Civil ) and Item I of Article 101 of the Civil Aviation Law Regulations (Reglamento de la Ley de Aviación Civil), including without limitation, the SICT Authorization with respect to Existing Pledged Aircrafts.

“SICT Authorization with respect to Existing Pledged Aircrafts” means the authorization dated November 12, 2024, issued by the Ministry of Infrastructure, Communications and Transportation (Secretaría de Infraestructura, Comunicaciones y Transportes), through the AFAC, with respect to the execution of this Agreement and the constitution of the Pledged Collateral over the Existing Pledged Aircrafts, a copy of which is attached to this Agreement as Exhibit “D”.

“Commercial Code” means the Mexican Commercial Code (Código de Comercio).

“Agreement” means this non-possessory pledge agreement, as amended, whether in whole or in part, supplemented or otherwise amended from time to time .

“Note Purchase Agreement” or “Purchase Agreement” means the purchase agreement entered into on October 28, 2024 among GAM, the Guarantors and the Initial Purchasers (as such term is defined in the Note Purchase Agreement).

“Convention” means the Convention on International Interests in Mobile Equipment and the Protocol to the Convention on International Interests in Mobile Equipment, which were adopted on November 16, 2001, at a certain diplomatic conference held in Cape Town, South Africa, which entered into force in Mexico on November 1, 2007.

“Pledgors” has the meaning ascribed to it in the foreword to this Agreement.

“Business Day” means any day except Saturday, Sunday and any day on which banks located in (i) New York, New York, United States of America, or (ii) Mexico City, Mexico, are authorized or required by law, regulation or decree to remain closed.

“Collateral Documents” means the joint reference to this Agreement, any and all agreements, documents or instruments which are “Collateral Documents” in terms of the Indenture and any and all agreements, documents or instruments, present or future, relating thereto or otherwise constituting or perfecting a Collateral or Lien in favor of the Pledgee on any Pledged Assets of the Note Issuance (Collateral, as defined in the Note Issuance Documents), in each case, (y) together with all documents, schedules and exhibits derived therefrom or in connection therewith, and (z) as amended, whether in whole or in part, supplemented or otherwise restated from time to time.

“Note Issuance Documents” means the joint reference to the Indenture, the Offering Memorandum, the Note Purchase Agreement, the Notes and the Collateral Documents (including this Agreement) in each case, (y) together with all documents, schedules and exhibits derived therefrom or in connection therewith, and (z) as amended, whether in whole or in part, supplemented or otherwise restated from time to time.

“Dollars” or “US$” means the currency of legal currency in the United States of America.

“Event of Default” has the meaning ascribed to the term “Event of Default” in the Note Issuance Documents.

“FAA” means the U.S. Federal Aviation Administration, and any agency, entity or body that supersedes it.

“Trustee” has the meaning ascribed to the term “Trustee” in the Indenture.

“GAM” has the meaning ascribed to it in Recitals II of this Agreement.

“Guarantors” means the joint reference to Aerolitoral, Aerovías, Aerovías de Cargo and PLM Premier, in their capacity as guarantors under the Note Issuance Documents.

“Pledge Collateral” has the meaning set forth in Clause Second of this Agreement.

“Collateral” has the meaning ascribed to the term “Collateral” in the Indenture and the other Note Issuance Documents.

“Lien” means, with respect to any property or asset, any mortgage (statutory or otherwise), pledge, lien, attachment, charge, Collateral, assignment or other encumbrance, preference, priority or preferential agreement or encumbrance of any kind, including any security trust, with respect to such property or asset or upon the income, (i) any Collateral in any right to participate in any way in the income, profits, revenues, royalties, rents or other gains of any kind whatsoever derived from or attributable to such property or assets or rights which may arise therefrom; (ii) any acquisition, option or right to acquire such property or assets, including any conditional sale or other reservation of title covenant or agreement; and (iii) any agreement to create or grant any of the foregoing.

“Default” means any event or situation which constitutes an Event of Default or which, by notice, by lapse of time, or both, unless effectively remedied or waived, may constitute an Event of Default.

“Law” means the General Law of Credit Instruments and Operations (Ley General de Títulos y Operaciones de Crédito).

“Offering Memorandum” means the Offering Memorandum dated October 28, 2024, whereby GAM offers the aggregate principal amount of US$1,110’000,000 (one billion one hundred and ten million Dollars 00/100, legal currency in the United States of America) through the issuance of the Notes. A copy of which is attached hereto as Exhibit “E”.

“Mexico” means the United Mexican States.

“Termination Notice” has the meaning set forth in Clause Third of this Agreement.

“Secured Obligations” means, jointly or severally as the context may require, and without duplication, (i) any and all amounts due or payable, actual or contingent, by GAM, the Guarantors (in any capacity) and the Pledgors (in any capacity), under or in connection with the issuance of the Notes and/or the Note Issuance Documents (including the Collateral Documents ), including, without limitation, interest, any fees, commissions, indemnities, costs and expenses (including, without limitation, reasonable and provable attorneys’ fees and expenses) due or payable by GAM, the Guarantors (in any capacity) and/or the Pledgors (in any capacity) pursuant to the Notes and/or the Note Issuance Documents; (ii) any and all obligations of GAM, the Guarantors (in any capacity) and/or the Pledgees (in any capacity) arising out of or relating to the Notes and/or the Note Issuance Documents (including the Collateral Documents); and (iii) any and all obligations of any of the Pledgees arising out or relating to this Agreement.

“Parties” has the meaning ascribed to it in the foreword to this Agreement.

“Secured Parties” means the joint reference to the Holders of the Notes, the Trustee, the Registrar, the Transfer Agent, the Principal Paying Agent and the Collateral Agent, as well as any other Person that is a “Secured Party” in terms of the Indenture.

“Person” means any individual, legal entity, corporation (including business trust), limited liability company, joint stock company, trust, joint venture or any other entity, or Governmental Authority.

“PLM Premier” means PLM Premier, S.A.P.I. de C.V.

“RAM” means the Mexican Aeronautical Registry (Registro Aeronáutico Mexicano).

“RUG” has the meaning ascribed to it in paragraph (b) of Clause Second of this Agreement.

“International Registry” means the international aviation registry established under the Convention and located in the City of Dublin, Ireland, and the international registration offices established pursuant to the Convention.

“Legal Requirements” means any and all applicable laws, regulations, rules, provisions, codes, decrees, orders, conditions, restrictions and other legal requirements in force, issued or promulgated by any Governmental Authority (including any Aeronautical Authority), whether federal, state and/or municipal, as well as any and all international agreements and treaties, in each case, relating to or applicable to the Pledged Aircrafts (or any part thereof), including, without limitation, the design, use, operation and maintenance of the Pledged Aircrafts (or any part thereof), as such requirements may be modified, whether in whole or in part, added to, substituted for or otherwise amended from time to time, including, without limitation, the Civil Aviation Law (Ley de Aviación Civil), the Civil Aviation Law Regulations (Reglamento de la Ley de Aviación Civil), the Mexican Aeronautical Registry Regulations (Reglamento del Registro Aeronáutico Mexicano), the Airport Law (Ley de Aeropuertos), the Airport Law Regulations (Reglamento de la Ley de Aeropuertos), the Convention and all rules and regulations, including, without limitation, the Rules and Procedures for International Registration.

“SICT” means the Ministry of Infrastructure, Communications and Transportation.

“Supplement” has the meaning ascribed to it in Clause Second of this Agreement.

(b)  Interpretation. The terms defined in this Clause First shall apply to both the singular and plural forms of such terms. When the context so requires, any pronoun shall include the corresponding masculine, feminine or neutral form. Except as otherwise expressly provided herein, the words “herein,” “hereof,” “hereunder,” “further hereunder” and words of similar meaning refer to this Agreement as a whole and not to any particular provision of this Agreement, and all references to Clauses, paragraphs, subparagraphs, and Exhibits refer to Clauses, paragraphs, subparagraphs, and Exhibits of this Agreement, unless the context otherwise requires. As used in this Agreement or in any certificate or document executed pursuant to this Agreement, (i) the words “include”, and “including” shall be construed to be followed by the words “without limitation”, (ii) the word “incur” shall be construed to mean incur, create, issue, assume, assume liability in connection with, or permit to exist (and the words “incurred” and “incur” shall have correlative meanings), (iii) “asset”, and/or “property” shall be construed to have the same meaning and effect and to refer to any and all assets, rights and property, tangible and intangible, including cash, shares and/or interests representing the capital stock of any corporation, securities, income, accounts, leasehold and contractual rights, (iv) except as otherwise expressly provided, references to any contract, agreement or instrument include reference to such contract, agreement or instrument, agreement or instrument, as the same may be amended, supplemented or otherwise restated from time to time, and (v) references to any statute, law or regulation shall be construed to include amendments thereto from time to time or any law or regulation replacing the same.

Second. Pledge; Constitution of the Pledge

(a)  Constitution of the Pledged Collateral. Pursuant to Title Two, Chapter IV, Section Seven of the Law, the Pledgors hereby grant an unconditional and irrevocable first priority and irrevocable non-possessory pledge in favor of and for the benefit of the Secured Parties acting through the Pledgee (the “Pledged Collateral”) over and in respect of their respective Pledged Aircrafts, in order to unconditionally and irrevocably guarantee the full, due and timely performance, payment and fulfilment when due (whether at scheduled maturity, early maturity or otherwise) of any and all of the Guaranteed Obligations.

(b)  Existing Pledged Aircrafts. In order to perfect the Pledged Collateral on the Existing Pledged Aircrafts in accordance with the provisions of Articles 365, 366 and 367 of the Law, the Pledgors undertake to (i) ratify this Agreement before a notary public, and (ii) have said notary public register the respective public instrument in the Sole Registry of Movable Guarantees (Registro Único de Garantías Mobiliarias) (the “RUG”) within 5 (five) Business Days following the date of execution of this Agreement, and deliver to the Pledgee a copy of the electronic registration ballots issued by the RUG, documenting said registration. Additionally and in accordance with the provisions of the Civil Aviation Law, the Civil Aviation Law Regulations and the Mexican Aeronautical Registry Regulations, the Pledgees hereby agree and undertake that as soon as possible, (i) within 3 (three) Business Days following the date of execution of this Agreement, file (or cause a Mexican notary public to file) this Agreement with the RAM and the International Registry (together with a list of the Existing Pledged Aircrafts), (ii) within 2 (two) Business Days after obtaining the ballots and certificates issued by the RAM and the International Registry, as applicable, the Pledgees shall deliver to the Pledgee a copy of such certificates and ballots, as applicable, evidencing the registration of this Pledged Collateral. The Pledgors shall use their best efforts to obtain registration of the Collateral with respect to the Existing Pledged Aircrafts.

(c)  Future Pledged Aircrafts. With respect to the Future Pledged Aircrafts, the Pledgors hereby undertake and agree that they shall, (i) as soon as possible, but in any event within the Business Day following the date on which the relevant Pledgor acquires ownership and/or title to a Future Pledged Aircraft, submit all such documents and initiate all such proceedings before the AFAC as may be necessary or appropriate in accordance with applicable law in order to obtain the relevant SICT Authorization with respect to the constitution and granting of the Pledged Collateral over the Future Pledged Aircrafts or Future Pledged Aircrafts in question; (ii) as soon as possible, but in any event within 3 (three) Business Days following the date on which the AFAC issues the corresponding SICT Authorization, (x) execute with the Pledgee a supplement to this Agreement in accordance with the form attached hereto as Exhibit “F” (each, a “Supplement”), ratified before a notary public, whereby the respective Pledgor grants, constitute and confirms the Pledged Collateral over the relevant Future Pledged Aircraft(s) in favor of the Pledgee and for the benefit of the Secured Parties, in order to secure the Secured Obligations; (y) file (or cause a Mexican notary public to file) such Supplement for registration in the RUG, and deliver to the Pledgee a copy of the electronic registration ballot issued by the RUG, documenting such registration; and (z) file (or cause a Mexican notary public to file) such Supplement with the RAM and with the International Registry (identifying the relevant Future Pledged Aircraft(s) for registration, and provide the Pledgee with written evidence of such filing for registration, (iii) deliver to the Pledgee, as soon as possible, but in any event within 2 (two) Business Days after obtaining the ballots and certificates, as applicable, issued by the RAM and the International Registry, a copy of such certificates and ballots, as applicable, evidencing the registration of the Supplement and the Pledged Collateral. For purposes of clarity, the Parties hereby agree and acknowledge that the posting of the Pledged Collateral on any and all Future Pledged Aircrafts shall be subject to the condition precedent that the appropriate SICT Authorization be obtained in each case. The Pledgors shall use their best efforts to obtain registration of the Collaterals in respect of the Future Pledged Aircrafts.

(d)  Other provisions relating to registration. The Pledgors and the Pledgee hereby authorize and instruct the notary public before whom this Agreement is ratified, and any notary public before whom a Supplement is ratified, to register the Agreement and the respective Supplements with the RUG, the RAM and the International Registry within the time periods provided for such purposes pursuant to paragraphs (b) and (c) above. The Pledgors undertake to (i) provide to the notary public before whom this Agreement is ratified, such amounts as may be necessary, if any, to cover the fees of such notary public and any notary fees, duties, taxes, contributions or other amounts related to the registration of this Agreement and/or any Supplement, as the case may be, with the RUG, the RAM and the International Registry; and (ii) cooperate with the Pledgee and/or the corresponding notary public and execute all the documents that the Pledgee and/or such notary public may require, so that any of them may carry out any procedure or act related to the foregoing.

(e)  Special Irrevocable Power of Attorney. The Pledgors hereby irrevocably authorize the Pledgee to (i) in its sole discretion; (ii) without notice to the Pledgors; (iii) at the Pledgors’ sole cost and expense; and (iv) without liability to the Pledgee, file and execute any notice, filing or instrument in or before any registry, office or registry office, institution or Governmental Authority, as Pledgee may deem appropriate in order to perfect or protect the Pledged Collateral.

(f)  The Pledgors agree and undertake to, on this date, (I) grant in favor of the Pledgee, in a public deed before a Mexican notary public, a special irrevocable power-of-attorney in terms of the form attached hereto as Exhibit “G”, in order to in the name and on behalf of the Pledgors or in any other manner, the Pledgee may carry out (a) all the actions described in this Agreement and all acts incidental thereto, as well as any actions that may be necessary to preserve any rights of the Pledgee and/or the Secured Parties with respect to the Pledged Aircrafts (or any part thereof); and (b) all such acts as may be necessary to, and to execute, acknowledge and/or deliver any and all acts, documents, deeds, assignments, pledge agreements, security agreements, and other documents required to (i) perfect, assign, transfer, protect, confirm and/or maintain the Collateral granted under this Agreement, as well as the rights, actions and remedies of Pledgee and the Secured Parties hereunder, and/or (ii) carry out the intent or facilitate the performance of the terms of this Agreement, as well as enable the Pledgee and the Secured Parties to exercise their respective rights, actions and remedies under this Agreement and/or applicable law, and/or (iii) record this Agreement and/or any transaction contemplated hereby (including, without limitation, the Pledged Collateral), in or before all necessary or applicable registries, offices or filing offices, institutions or Governmental Authorities; and (c) deliver to the Pledgee an original copy of the public deed evidencing such power-of-attorney.

(g)  The Pledgors shall pay all reasonable and documented fees, notarial expenses, duties, taxes, contributions, as well as any other amounts necessary to comply with their obligations under this Clause Second.

Third. Validity; Continuity of the Pledged Collateral

The Pledge shall be continuing and (i) shall remain in full force and effect until all Secured Obligations and any and all other amounts (other than amounts arising from indemnification obligations in respect of which no claim has been initiated) due under the Note Issuance Documents have been duly and legally satisfied, fulfilled, paid and irrevocably discharged in full to the satisfaction of the Pledgee and there is no outstanding commitment on the part of GAM, the Guarantors (in any capacity) or the Pledgors (in any capacity) that could rise Secured Obligations; (ii) shall be binding on the Pledgors and their respective successors in title and permitted assigns; and (iii) shall inure to the benefit of and be enforceable by the Pledgee and the Secured Parties, and their respective successors in title and assigns. As soon as reasonably practicable, but in any event within 10 (ten) Business Days after all Guaranteed Obligations (other than amounts arising from indemnification obligations in respect of which no claim has been initiated) have been duly and legally satisfied, fulfilled, paid and irrevocably discharged in full to the satisfaction of the Pledgee and there are no outstanding commitments on the part of GAM, the Guarantors (in any capacity) or the Pledgors (in any capacity) that could rise Secured Obligations (other than amounts derived from indemnification obligations in respect of which no claim has been initiated), and upon written request of the Pledgors, the Pledgee shall deliver to the Pledgors a notice of termination substantially in terms of the form attached hereto as Exhibit “H” (the “Termination Notice”). Only upon delivery of the Termination Notice by the Pledgee to the Pledgors as contemplated in this Agreement or by termination as expressly set forth in the Indenture shall this Agreement terminate and the Pledged Collateral shall cease, terminate and be released. The Pledgors shall be responsible for the payment of any costs, expenses, fees, royalties, commissions and fees, including reasonable and documented fees and disbursements of legal counsel to the Pledgee and the Secured Parties, arising out of or related to the termination, release and/or cancellation of the Collateral.

The Parties agree and acknowledge that the Pledged Collateral is indivisible and that the Pledged Aircrafts guarantee the satisfaction, performance and payment of the Secured Obligations in full, without limitation; by virtue of the foregoing, the Pledgors hereby waive any rights, present or future, that they may have to request the partial release of the pledge under this Agreement or any other security that the Pledgors or any third party may have created, granted, acquired or designated to secure the Secured Obligations, and the Parties hereby agree that, notwithstanding the provisions of Article 349 of the Law, the Pledged Collateral granted under this Agreement shall not be reduced in accordance with the provisions of such Article.

Fourth. Obligations of the Pledgors

(a)  The Pledgors jointly and severally undertake and agree that they shall, during the term of this Agreement:

i.

(i) defend, at its own cost and expense, the Pledged Aircrafts and the right, title and interest of Pledgee and the Secured Parties in and to the Pledged Aircrafts, from and against any actions, claims or proceedings brought by any Person (including any Person claiming an interest in respect of the Pledged Aircrafts) other than Pledgee and/or the Secured Parties; provided, however, that Pledgee shall have the right, but not the obligation, to defend the Pledged Aircrafts and its rights and the rights of the Secured Parties under this Agreement, in which event the Pledgors shall reimburse the Pledgee for the reasonable and documented costs and expenses incurred by Pledgee and/or the Secured Parties in connection with such defense, and the amount thereof shall form part of the Secured Obligations until paid in full; (ii) pay any expenses necessary for the preservation, repair, management or collection of the Pledged Assets, within the ordinary course of its operations; (iii) refrain from creating, incurring, assuming or allowing to exist any Lien, charge, option or Collateral in favor of, or any claim of any Person with respect to, any of the Pledged Aircrafts now owned by the Pledgors or hereafter acquired by the Pledgors, except for the Pledged Collateral; (iv) refrain from selling, exchanging, conveying, transferring, assigning, surrendering, affecting in trust, granting in usufruct, pledging or otherwise disposing of, or granting any option with respect to, such Pledged Aircrafts or any interest or right therein, except as permitted pursuant to paragraph (a) of Clause Fifth hereof, and except for the Pledged Collateral or as otherwise permitted by the Indenture; (v) refrain from taking any action that would in any way (x) impair the value of the Aircraft, or (y) limit the enforceability of the Pledgee’s Collateral in the Pledged Aircrafts, or (z) take any action the result of which would impair the enforceability of the pledge created hereunder; (vi) refrain from taking any action, outside the ordinary course of its business, that would affect the Pledged Aircrafts; (vii) execute and deliver to Pledgee such documents in favor of Pledgee, and take any action in connection with the Pledged Collateral as Pledgee may request in order to protect and maintain the Pledged Collateral and to protect and preserve the Pledged Aircrafts, and pay all reasonable and documented costs and expenses arising out of or in connection with the foregoing; and (viii) pay any and all taxes, assessments, levies and other charges of any nature whatsoever which may be assessed, levied or imposed on or in connection with the Pledged Aircrafts (or any part thereof);

ii.	if applicable, maintain in force any authorization or approval, whether internal or governmental, in order for the Pledged Collateral under this Agreement to be valid and enforceable;

iii.

in the event that the perfection or enforceability of the Pledge created pursuant to this Agreement is affected or limited in any way, or if the Pledgee so requests in writing, with just cause, to grant a new pledge on or in connection with the Pledged Aircrafts or, if this is not possible, on any other assets of the Pledgor that are acceptable to the Pledgee and subject to the provisions of the Indenture;

iv.

to comply with, observe, maintain, renew and carry out any and all Legal Requirements applicable to or in respect of the Pledged Aircrafts; to maintain the Pledged Aircrafts registered in the name of the Pledgors in accordance with applicable law; and to obtain and maintain in full force and effect all concessions, certificates, licenses, permits and authorizations required for the use and operation of the Pledged Aircrafts; the foregoing, except for those Pledged Aircrafts which, in accordance with Exhibit “C”, are not airworthy as of the date of execution of this Agreement.

v.	cover and pay in full all and any costs and expenses necessary or convenient for the proper conservation, repair, management and operation of all and any Pledged Aircrafts;

vi.

use reasonable efforts to maintain the Pledged Aircrafts in good physical and operating condition and to carry out any repairs and replacements thereto in order to maintain the value and operating efficiency of the Pledged Aircrafts, except for ordinary wear and tear, and to maintain and preserve the Pledged Aircrafts in accordance with the manufacturers’ standards;

vii.

to not use the Pledged Aircrafts or any part thereof in any manner contrary to any manufacturers’ recommendations or other applicable airworthiness directives and service bulletins issued by the Aeronautical Authorities;

viii.

ensure that all personnel and crew involved in the operation of the Pledged Aircrafts are qualified for such purposes and have all the required licenses and certifications in accordance with the applicable legislation and the requirements of the Aeronautical Authorities;

ix.

in accordance with the provisions of Article 361 of the Law, to maintain possession of the Pledged Aircrafts at all times, unless otherwise permitted by the Indenture; provided, however, that the Pledgors shall be liable for any loss or damage suffered by the Pledgee and/or the Secured Parties in connection with the Pledged Aircrafts due to the negligence, willful misconduct or bad faith of any of the Pledgors;

x.

refrain from amending the terms of any document constituting or relating to the Pledged Aircrafts in any manner that would affect the fulfillment of the Guaranteed Obligations or that would otherwise result (or could reasonably be expected to result) in a default or conflict with the terms and conditions of the Note Issuance Documents without the prior written consent of the Pledgee;

xi.	refrain from taking any action or allowing any Person to take or refrain from taking any action, which may impair the validity or enforceability of the Pledged Collateral created hereunder;

xii.

not abandon the Pledged Aircrafts, and to refrain from taking any action or allowing any Person to take or refrain from taking any action, which may (i) expose the Pledged Aircrafts or any part thereof to risk of damage, destruction, seizure, forfeiture, confiscation, and/or (ii) impair the validity or enforceability of the Pledged Collateral created hereunder;

xiii.

guarantee at all times the existence and legitimacy of the Pledged Aircrafts, until such time as the Pledged Obligations have been duly and timely satisfied, paid, performed and irrevocably discharged in full, to the satisfaction of the Pledgee;

xiv.

promptly notify the Pledgee in writing of any circumstances which adversely affect or which the Pledgors (or any of them) reasonably believe may adversely affect the rights of the Pledgee and/or the Secured Parties under this Agreement, or of any circumstance or event which causes or may cause a material reduction in value, loss or destruction of the Pledged Aircrafts (or any part thereof), as soon as practicable but in any event within 2 (two) Business Days after the date on which such circumstance or event occurs;

xv.

deliver to Pledgee such information as Pledgee may justifiably and reasonably require in writing in connection with the Pledged Aircrafts and the performance of this Agreement, as soon as practicable, but in any event within 2 (two) Business Days after the date on which any Pledgor receives such request; and,

xvi.	immediately notify the Pledgee in writing of the occurrence of any Default or Event of Default.

xvii.	comply with all obligations included in the Note Issuance Documents and any other related documents in accordance with the terms thereof.

(b)  The Pledgors covenant and agree that they shall protect, indemnify, reimburse, defend and hold the Pledgee and the Secured Parties (and their respective successors, representatives and assignees) and their respective directors, officers, employees, legal representatives, legal counsel and agents, at the sole cost and expense of the Pledgors, harmless from and against any and all liabilities, losses, demands, suits, proceedings, penalties, judgments, Liens, assessments, claims, damages, costs, fines and disbursements, as well as reasonable expenses and fees and disbursements, as well as reasonable and documented expenses and fees of any kind (including, without limitation, legal counsel fees), whether known or unknown, anticipated or unanticipated, contingent or otherwise, arising out of or in connection with the Pledged Aircrafts or any part thereof (including, without limitation, any tax contingency or liability), this Agreement and/or any act or omission in connection therewith, including without limitation, in connection with (i) the execution, delivery and performance of this Agreement and any amendments thereto; (ii) the perfection and maintenance of the Pledged Collateral under this Agreement; (iii) the exercise of any of the rights arising out of or relating to the Pledged Aircrafts; and (iv) the exercise by Pledgee of any of its rights, actions and remedies under or pursuant to this Agreement. The indemnification obligations of the Pledgors contained in this Clause shall continue in full force and effect regardless of the termination of this Agreement and shall survive the sale or transfer of the Pledged Aircrafts (or any part thereof) pursuant to Clause Seventh of this Agreement or otherwise.

(c)  The Pledgors hereby expressly and irrevocably agree to maintain the Pledged Collateral in favor of the Pledgee over the totality of the Pledged Aircrafts and hereby unconditionally, expressly and irrevocably waive to exercise any and all rights provided in Article 358 of the Law, without the prior written consent of the Pledgee.

Fifth. - Pledged Aircrafts

(a)  Use of the Pledged Aircrafts. Pursuant to Article 356 of the Law, and to the extent no Default or Event of Default has occurred, the Pledgors shall have the right to use and operate the Pledged Aircrafts in the ordinary course of their business, according to their nature and to the extent and in the manner permitted under the Indenture and the Note Issuance Documents. Upon the occurrence of a Default or an Event of Default, all rights of the Pledgors under this paragraph (a) shall automatically terminate, and the Pledgee may follow the enforcement procedure provided in Clause Seventh.

The Parties hereby agree that the Pledged Aircrafts shall be located wherever it is necessary and/or convenient for the Pledgors to conduct their respective activities in the ordinary course of their business.

(b)  Inspection Rights. Pursuant to Article 362 of the Law, the Pledgee (or any other Person or Individuals designated by the Pledgee) shall have the right, upon reasonable prior notice but in any event at least 2 (two) Business Days prior thereto, during normal business hours and at the Pledgors’ sole cost and expense, to visit and enter any place of business of the Pledgors where the Pledged Aircrafts are located, upon authorization of the relevant Pledgor, and inspect the Pledged Aircrafts, in order to verify the Pledgors’ compliance with the Note Issuance Documents, to make field visits, to examine, inspect and audit the books and records of the Pledgors relating solely to the Pledged Aircrafts, and to obtain copies of or extracts from the records, publications, orders, receipts and correspondence of the Pledgors solely with respect to or relating to the Pledged Aircrafts, and to discuss the affairs, finances and condition of the Pledged Aircrafts, with the independent officers and accountants of the Pledgors. The Pledgors shall cooperate with the Pledgee in the conduct of such visits and inspections, and the Pledgee shall not, during such visits and inspections, impede, endanger, obstruct or interfere with the ordinary course of the Pledgors’ business, it being understood that the Pledgors shall, to the extent possible, notify the Pledgee of any action of the Pledgee or its representatives that may contravene the provisions of this paragraph. Notwithstanding the foregoing, in the event of a Default, an Event of Default or an emergency situation, the Pledgee shall have the right to enter any of the Pledgors’ places of business during non-business hours and without any prior notice or warning.

(c)  Insurance. Pursuant to Article 360 of the Law, the Pledgors shall maintain or cause to be maintained insurance with respect to all Pledged Aircrafts in accordance with the provisions of the Note Issuance Documents; provided, however, that all insurance policies with respect to the Pledged Aircrafts shall be duly issued in favor of the Pledgee as beneficiary of any indemnification, as preferred beneficiary and/or additional insured, as applicable. Any amounts received in respect of the insurance shall form part of the Pledged Aircrafts and shall be applied by the Pledgee to the payment of the Secured Obligations.

(d)  Liability with respect to the Pledged Aircrafts. The Pledgors shall be liable for any claims, actions, obligations, losses, damages, liabilities, costs and expenses, including taxes, arising out of or relating to the Pledged Aircrafts and, in connection with the foregoing events, to act in the manner provided, among others, in subitem (a), item i and xi, of Clause Fourth.

(e)  Absolute Rights. The rights, remedies and resources of the Pledgee under this Agreement are absolute and unconditional, regardless of the creation, perfection, substitution, release or failure to perfect any other security or any release, modification or waiver, or consent with respect to any security, with respect to the payment and performance of all or any of the Secured Obligations; any single or partial exercise of such rights, remedies, resources or powers shall not preclude any other present or future exercise thereof.

(f)  Cumulative Rights. (i) The Pledged Collateral pursuant to this Agreement shall remain in full force and effect whether or not the Pledgors or any other Person, on this date or at any time thereafter, grant any collateral in respect of the payment and performance of all or any portion of the Secured Obligations; and (ii) the rights and remedies of the Pledgee and the Secured Parties under this Agreement or under the other Note Issuance Documents (y) are cumulative and in addition to, and not exclusive of, any rights, remedies or resources available to the Pledgee and/or any Secured Party under applicable law or the provisions of this Agreement and/or the other Note Issuance Documents; and (z) are not conditioned upon or contingent upon the exercise by the Pledgee and/or any Secured Party of any of its rights, actions or remedies under this Agreement and/or the other Note Issuance Documents against any of the Pledgors or any other Person.

Sixth. Event of Default

In the event of the occurrence and continuance of an Event of Default, (i) any and all rights of the Pledgors under paragraph (a) of Clause Fifth shall automatically cease and terminate; provided, however, that all obligations of the Pledgors shall remain in full force and effect and shall be performed exclusively by the Pledgors, and (ii) any and all rights arising out of or relating to the Pledged Aircrafts shall be exercised exclusively by the Pledgee in accordance herewith and in a manner consistent with the applicable provisions of the Indenture, (iii) the Pledgee shall have the exclusive right to collect and receive any and all proceeds, payments, distributions or other amounts or consideration derived or resulting from, or related to, the Pledged Aircrafts, and apply them to the payment of the Secured Obligations in accordance with the Note Issuance Documents; and (iv) the Pledgee shall have the right to enforce the Collateral in the Pledged Aircrafts in accordance with the provisions of Clause Seventh of this Agreement, and to exercise its rights in any other manner as provided by Law.

Seventh. Execution

(a)  The Pledgors hereby expressly and irrevocably authorize the Pledgee, in the event of an Event of Default, to foreclose on the Pledged Aircrafts and to initiate extrajudicial or judicial foreclosure proceedings in accordance with the applicable provisions of Book Five, Title Three Bis, Chapters I and/or II of the Commercial Code, as the case may be, in order to obtain payment of the Guaranteed Obligations in full and seek delivery and physical possession of the Pledged Aircrafts by means of such proceeding.

(b)  Pursuant to the provisions of Articles 1414 bis and 1414 bis 17 of the Commercial Code and Articles 361, 362 and 363 of the Law, the Parties hereby agree that valuation of the Pledged Aircrafts, the Pledgors hereby expressly and irrevocably authorize the Pledgee, to obtain, at the Pledgors’ exclusive cost, an appraisal of the Pledged Aircrafts prepared by a firm of recognized prestige in Mexico designated for such purposes by the Pledgee, whose fees shall be paid by the Pledgors.

(c)  The Pledgors hereby covenant and agree that they shall, perform and/or cause to be performed any and all acts and/or initiate any and all proceedings as may be necessary in order to facilitate the foreclosure and sale of the Pledged Aircrafts in accordance with applicable law. The Pledgors further agree to perform or cause to be performed any other acts that may be necessary to expedite the sale or sales of all or part of the Pledged Aircrafts, and to execute any documents and perform any other actions and measures that the Pledgee deems necessary or advisable for such sale to be made in compliance with applicable law. In addition, the Pledgors expressly agree and consent that all cash and/or proceeds derived from the sale of the Pledged Aircrafts shall be held and applied by the Pledgee for the payment of the Secured Obligations in accordance with the applicable law and in the order required under the Note Issuance Documents. For purposes of clarity, the Pledgee shall have no obligation to question or investigate the sufficiency of any amounts received by it with respect to the Pledged Aircrafts.

In addition to the provisions of the Note Issuance Documents, any amounts resulting from the sale of any of the Pledged Aircrafts shall be applied by the Pledgee in the order provided in the Note Issuance Documents, but in advance to the payment of reasonable and documented taxes, fees and expenses incurred by the Pledgee (or the Secured Parties) in connection with the sale of the Pledged Aircrafts; it being understood that, if the amounts obtained as a result of a sale pursuant to this Clause Seventh are insufficient, the Pledgors shall pay such taxes, fees and expenses.

Eighth. Capacity of the Collateral Agent

As a predicate to the willingness of the Pledgee and the Secured Parties to enter into the Note Issuance Documents to which each is a party, the Pledgors hereby expressly and irrevocably (i) acknowledge that the Pledgee, as Collateral Agent (or any successor agent duly appointed pursuant to the Note Issuance Documents), has the requisite appointments, legal capacity and powers to act for and on behalf of the Secured Parties in all matters relating to or in connection with this Agreement, either directly or through its agents; and (ii) waive their rights to bring or institute any action to contest the existence, appointment, legal or other capacity and authority of the Pledgee to act for and on behalf of the Secured Parties in all matters arising out of or relating to this Agreement in accordance with the terms of this Agreement and the other Note Issuance Documents. In connection with the performance of its obligations and the exercise of its rights under this Agreement, the Collateral Agent shall enjoy all the rights, prerogatives and benefits set forth in the Indenture, including the right to request instructions from the Trustee or the Secured Parties. In the event of any conflict between the provisions of the Indenture and this Agreement with respect to the Guarantees, the provisions of the Indenture with respect to the performance of the Collateral Agent shall prevail.

Ninth. Taxes and Expenses

(a)  All taxes, costs, expenses, reasonable and documented fees, costs and/or commissions arising out of the negotiation, preparation, drafting, execution and registration of this Agreement, and in connection with any amendment hereto, as well as for any action, contract, document, instrument or notice taken, drafted, executed or served pursuant to this Agreement, including without limitation, notary public fees and recording fees and expenses, as well as the reasonable and documented fees and disbursements of counsel to the Pledgee and the Secured Parties, as well as any reasonable and documented costs and expenses incurred by Pledgee and any of the Secured Parties in the performance of their obligations, and any and all costs and expenses incurred by Pledgee and any of the Secured Parties in the exercise of their rights under this Agreement and in any enforcement proceedings hereunder, shall be borne solely and entirely by the Pledgors, and Pledgee and the Secured Parties shall have no liability whatsoever with respect thereto.

(b)  In the event that, for any reason, the Pledgee pays any such taxes, costs, expenses, fees and/or commissions, the Pledgors shall, within 5 (five) Business Days following the date on which they receive the Pledgee’s request, reimburse the Pledgee for the amount of such taxes, costs, expenses, fees and/or commissions (including legal counsel fees and expenses) incurred by the Pledgee, together with any additional amounts necessary for the Pledgee to receive the corresponding resources without considering any taxes it would have been obliged to deliver.

(c)  Any amounts payable to the Pledgee by the Pledgors pursuant to this Clause shall be part of the Secured Obligations secured by the Pledged Collateral.

Tenth. Assignments

(a)  The rights and obligations under this Agreement may not be assigned or transferred by the Pledgors without the prior written consent of the Pledgee.

(b)  The Pledgee may assign or transfer, in whole or in part, its rights under this Agreement upon simple written notice to the Pledgor(s), but without requiring the Pledgors’ consent to such assignment or transfer, provided that such assignment or transfer is permitted under the Documents. The Pledgors agree to cooperate in good faith and in a reasonable manner with the Pledgee in connection with any assignment, transfer, sale and/or participation of the Pledgee under this Agreement in accordance with the terms of the Documents. In addition, at the time any Pledgor receives notice of an assignment from Pledgee, the applicable Pledgor shall perform such other acts as may be necessary to maintain the validity and perfection of the pledge created by this Agreement.

Eleventh. Novation; Modifications; Waivers

Neither the execution of this Agreement nor the creation of the Pledged Collateral contemplated herein constitutes novation, modification or payment of the Guaranteed Obligations.

This Agreement may only be amended by the written consent of the Pledgors and the Pledgee.

Any waiver of any provision of this Agreement, and any consent to any deviation by the Pledgors from the terms of this Agreement, shall be valid and effective only if in writing and duly executed by the Pledgee; provided that, in any event, such waiver or consent shall be effective only with respect to the instance and for the specific purpose for which it was given. The lack of, or delay in the exercise of any rights, powers or privileges, or the performance by the Pledgee of any obligation to do or not to do hereunder, shall in no event constitute a waiver thereof; nor shall the partial or sole exercise of any rights of the Pledgee preclude the future exercise of the same or any other rights of the Pledgee.

Twelfth. Notifications

All notices, claims and requests given or required to be given by the Parties pursuant to or in connection with this Agreement shall be in writing. All notices shall be deemed to have been duly given when delivered: (i) personally, with acknowledgment of receipt; or (ii) by internationally recognized courier service, with acknowledgment of receipt; or (iii) via e-mail, followed by specialized courier or personal delivery, with acknowledgment of receipt. All notices and notifications shall be delivered at the following addresses, and shall be deemed to have been effectively delivered upon receipt or refusal of delivery, as indicated on the acknowledgment of receipt or receipt of such courier service.

To the Pledgors:

Paseo de la Reforma Av. No. 243, 26th floor

Colonia Cuauhtémoc, zip code 06500

Mexico City, Mexico

Telephone: [***]

Attention: CEO - Andres Conesa Labastida and CFO - Ricardo Javier Sanchez Baker

E-mails: [***]

With copy, without constituting notification, to:

Sainz Abogados, S.C.

Boulevard Manuel Ávila Camacho 24, 21st floor

Lomas de Chapultepec, P.C. 11000

Mexico City, Mexico

Telephone: [***]

Attention: Alejandro Sainz Orantes / Santiago Alessio Robles

E-mails: [***]

To the Pledgee:

UMB Bank, N.A., as Collateral Agent

2 South Broadway, Suite 600

St. Louis, MO 63102

Telephone: [***]

Attention: Julius Zamora

E-mail: [***]

With copy, not constituting notification, to:

Holland & Knight México, S.C.

Paseo de la Reforma 343, 28th floor

Juárez, Cuauhtémoc 06600

Mexico City, Mexico

Attention: Alejando Landa Thierry / Aldo González Melo

E-mail: [***]

and

Ritch, Mueller and Nicolau, S.C.

Pedregal Av. 24 10th floor

Miguel Hidalgo, Molino del Rey, 11040

Mexico City, Mexico

Attention: Luis A. Nicolau Gutierrez

E-mail: [***]

As long as a change of address is not notified in accordance with the provisions of this Clause, any notification, notice or any other communication, whether judicial or extrajudicial, which is carried out at any of the addresses mentioned above, shall be fully effective.

Thirteenth. Additional Obligations

The Pledgors shall, at any time and from time to time, at their sole cost and expense, promptly execute and deliver all instruments and/or documents, and take any actions as may be necessary or desirable, or as the Pledgee may request, in order to perfect, protect and/or maintain the Pledged Collateral in accordance with this Agreement and/or to protect and preserve the Pledged Aircrafts (or any part thereof), and/or to enable the Pledgee to exercise and enforce its rights, actions and remedies under this Agreement in relation to the Pledged Aircrafts or any part thereof, including without limitation, to take any action and/or to institute any and all proceedings that may be necessary in order to cause the Pledgee (for the benefit of the Secured Parties) to sell the Pledged Aircrafts or any part thereof.

Fourteenth. Independence of Provisions

If any provision of this Agreement is declared void or unenforceable by a competent court, such provision shall be considered separately from the other provisions of this Agreement so as not to affect the validity of the remaining provisions of this Agreement.

Fifteenth. Exhibits

All documents attached to this Agreement or referred to herein are an integral part of this Agreement as if they were inserted verbatim.

Sixteenth. Headings. The headings of each Clause of this Agreement are for reference purposes only and shall have no effect on the meaning or interpretation of such Clause or this Agreement.

Seventeenth. Copies

This Agreement shall be executed in several copies, which together shall be deemed to be a single agreement, and shall be effective until such time as one (1) or more of such copies is executed by each Party and delivered to the other Party.

Eighteenth. Jurisdiction, Applicable Law

This Agreement shall be construed in accordance with the applicable laws of Mexico, and for all matters relating to the interpretation and performance of this Agreement and any action or proceeding arising out of or related to this Agreement, the Parties hereby expressly and irrevocably submit to the jurisdiction of the competent courts of Mexico City, Mexico, and expressly and irrevocably waive their rights to any other jurisdiction that may be applicable to them by virtue of their present or future domiciles or for any other reason.

IN VIRTUE OF THE FOREGOING, the Parties sign and execute this Agreement on November 14, 2024.

[Signature page follows]

Pledgors

Aerovías de México, S.A. de C.V.

By:	/s/ Ernesto Gómez Pombo	By:	/s/ Daniel Martínez Martínez
Name: Ernesto Gómez Pombo		Name: Daniel Martínez Martínez
Position: Legal representative		Position: Legal representative

Aerolitoral, S.A. de C.V.

By:	/s/ Ernesto Gómez Pombo	By:	/s/ Daniel Martínez Martínez
Name: Ernesto Gómez Pombo		Name: Daniel Martínez Martínez
Position: Legal representative		Position: Legal representative

Signing page of the Non-Possessory Pledge Agreement dated November 14, 2024, entered into by and between Aerovías de México, S.A. de C.V. and Aerolitoral, S.A. de C.V., as pledgors, and UMB Bank, National Association, as Collateral Agent on behalf of and for the benefit of the Secured Parties, as pledgee.

The Pledgee

UMB Bank, National Association, in its capacity as Collateral Agent, on behalf of and for the benefit of the Secured Parties

By: /s/ Paulina López Velazco
Name: Paulina López Velazco
Position: Legal representatives

Signing page of the Non-Possessory Pledge Agreement dated November 14, 2024, entered into by and between Aerovías de México, S.A. de C.V. and Aerolitoral, S.A. de C.V., as pledgors, and UMB Bank, National Association, as Collateral Agent on behalf of and for the benefit of the Secured Parties, as pledgee.